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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 19, 2002

SPECTRIAN CORPORATION (Exact Name of the Registrant as Specified in Its Charter)
Delaware (State or Other Jurisdiction of Incorporation)
0-24360 (Commission File Number)	77-0023003 (I.R.S. Employer Identification No.)
350 West Java Drive, Sunnyvale, California (Address of Principal Executive Offices)	94089 (Zip Code)
(408) 745-5400 (Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

        On May 19, 2002, Spectrian Corporation, a Delaware corporation ("Spectrian"), entered into an Agreement and Plan of Merger and Reorganization (the "Merger Agreement") with REMEC, Inc., a California corporation ("REMEC") and Reef Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of REMEC ("Merger Sub"), pursuant to which REMEC will acquire Spectrian by a merger of Merger Sub with and into Spectrian ("Merger"). As a result of the Merger, outstanding Spectrian common stock will be converted into the right to receive $14.00 per share. The aggregate merger consideration of approximately $160 million will be paid in REMEC common stock, provided that at REMEC's option, REMEC can substitute up to $45 million of the purchase price with cash in an election on or before five business days prior to the Spectrian stockholders' meeting. If REMEC elects not to pay any cash in the transaction, REMEC will issue between 1.33333 shares and 2.0 shares of REMEC common stock for each share of Spectrian common stock, based on the average trading price of REMEC common stock during the 10-day trading period ending on and including the second trading day prior to the Spectrian stockholders' meeting. The parties intend for the merger to be considered a tax-free reorganization under the Internal Revenue Code with respect to the REMEC common stock issued to Spectrian stockholders.

        Consummation of the Merger is subject to the satisfaction of certain conditions, including (1) approval of the Merger Agreement and the Merger by the shareholders of REMEC and the stockholders of Spectrian, (2) effectiveness of a registration statement registering with the Securities and Exchange Commission the shares of REMEC common stock to be issued in the merger, (3) compliance with all applicable provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the expiration of all applicable waiting periods thereunder and (4) certain other customary conditions.

        Concurrent with the execution of the Merger Agreement, certain shareholders of REMEC have entered into a voting agreement with Spectrian pursuant to which they have agreed to vote their REMEC common stock in favor of the merger (the "Spectrian Voting Agreement"), and certain stockholders of Spectrian have entered into a voting agreement with REMEC pursuant to which they have agreed to vote their Spectrian common stock in favor of the merger (the "REMEC Voting Agreement").

        Attached hereto as Exhibit 2.1, Exhibit 99.1 and Exhibit 99.2, respectively, and incorporated herein by reference are copies of the Merger Agreement, the Spectrian Voting Agreement and the REMEC Voting Agreement. The foregoing descriptions of the Merger Agreement, Spectrian Voting Agreement and the REMEC Voting Agreement are qualified in their entirety by reference to the attached exhibits.

Item 7. Financial Statements and Exhibits.

(c)
Exhibits

Exhibit	Description
2.1
Agreement and Plan of Merger and Reorganization dated May 19, 2002 by and among Spectrian Corporation, REMEC, Inc. and Reef Acquisition Corp. Certain exhibits as listed in the table of contents hereto have been omitted. Spectrian will furnish copies of the omitted exhibits to the Commission upon request.
99.1	Form of Voting Agreement between Spectrian Corporation and certain shareholders of REMEC, Inc.
99.2	Form of Voting Agreement between REMEC, Inc, and certain stockholders of Spectrian Corporation.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 29, 2002

SPECTRIAN CORPORATION
By:
/s/ THOMAS H. WAECHTER Thomas H. Waechter President and Chief Executive Officer
By:
/s/ MICHAEL D. ANGEL Michael D. Angel Executive Vice President, Finance and Administration, Chief Financial Officer and Secretary

SPECTRIAN CORPORATION

FORM 8-K

INDEX TO EXHIBITS

Exhibit	Description
2.1
Agreement and Plan of Merger and Reorganization dated May 19, 2002 by and among Spectrian Corporation, REMEC, Inc. and Reef Acquisition Corp. Certain exhibits as listed in the table of contents hereto have been omitted. Spectrian will furnish copies of the omitted exhibits to the Commission upon request.
99.1	Form of Voting Agreement between Spectrian Corporation and certain shareholders of REMEC, Inc.
99.2	Form of Voting Agreement between REMEC, Inc, and certain stockholders of Spectrian Corporation.

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SIGNATURES
SPECTRIAN CORPORATION FORM 8-K INDEX TO EXHIBITS